EXHIBIT 99.3

ASURE SOFTWARE, INC.

INTRODUCTION TO ASURE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Amounts in thousands, except per share data)

On July 2, 2012, Asure Software Inc., purchased all of the issued and outstanding shares of common stock ( the “shares”) of Meeting Maker – United States, Inc., a Delaware corporation (“Meeting Maker - US”), pursuant to a Stock purchase Agreement (the “Stock Purchase Agreement”) by and among Meeting Maker Holding BV, a besloten vennootschap organized under the laws of the Netherlands (“Seller”), PeopleCube Holding BV, a besloten vennootschap organized under the laws of the Netherlands, and us. The Stock Purchase Agreement contains certain customary representations, warranties, indemnities and covenants.

The aggregate consideration for the Shares consisted of (i) $9.8 million in cash, subject to a post-closing working capital adjustment, (ii) 255,000 shares of our common stock, par value $0.01 per share, and (iii) an additional $3 million seller’s note that is due on October 31, 2014, subject to offset of any amounts owed by Seller under the indemnification provisions of the Stock Purchase Agreement. The $9.8 million cash portion of the purchase price was funded with proceeds from the Loan Agreement. As a result of the acquisition, Meeting Maker - US became our direct wholly-owned subsidiary.

The business combination was accounted for under ASC 805, “Business Combinations.”  The application of purchase accounting under ASC 805 requires the total purchase price to be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding fair value being recorded as goodwill.  The Company is currently in the process of assessing and finalizing the fair value of the assets acquired and the liabilities assumed.  The following table summarizes the preliminary estimated fair values of the assets and liabilities assumed (in thousands):

Assets Acquired
Cash	$(20)
Accounts receivable	2,608
Fixed assets	117
Other assets	124
Goodwill	2,211
Intangibles	7,911
Total assets acquired	12,951

Liabilities assumed
Accounts payable	(862)
Accrued other liabilities	(438)
Notes payable	(1,614)
Deferred revenue	(4,735)
Total liabilities assumed	(7,642)

Net assets acquired	$5,302

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The following unaudited pro forma condensed combined balance sheet assumes the acquisition occurred on June 30, 2012 and the unaudited pro forma condensed combined statements of operations and notes thereto, assume that the Acquisition occurred at the beginning of the periods presented.  The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the consolidated financial statements of Asure Software for the year ended December 31, 2011 filed on Form 10-K and PeopleCube for the year ended December 31, 2011 included herein and the unaudited interim consolidated financial statements of Asure Software for the Six months ended June 30, 2012 filed on Form 10-Q and PeopleCube for the Six months ended June 30, 2012 included herein. The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the Acquisition. In addition, with respect to the unaudited pro forma condensed combined financial information, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations. Certain amounts in the Legiant historical financial statements have been reclassified to conform to classifications used by Asure Software, Inc.

The unaudited pro forma condensed combined statements of operations do not include non-recurring transaction costs associated with the Acquisition that are no longer capitalized as part of the acquisition.

The following pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) the results of operations and financial position that would have been achieved had the Acquisition taken place on the dates indicated or (ii) the future operations of the combined company. The following information should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Asure Software and Legiant might have looked like had the Acquisition taken place at an earlier date.

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Unaudited Pro Forma Condensed Balance Sheet
 (Amounts in thousands, except per share data)

	Asure 06/30/12	PeopleCube 06/30/12	Pro Forma Combined Adjustments		Pro Forma Combined 6/30/12

ASSETS
Current Assets:
Cash and cash equivalents	1,493	(20)			1,473
Accounts receivable trade, net	1,603	2,608	(360)	a	3,851
Notes receivable	24	-			24
Inventory	156	-			156
Investment in Meeting Maker Holding BV	-	-			-
Prepaid expenses and other current assets	263	947			310
Total Current Assets	3,539	2,635	-		6,174
Property and equipment, net	424	116			540
Intangible assets, net	5,593	2,609	-	b	8,202
Goodwill	6,259	2,697			8,956
Investment in BusinessSolve Ltd	-	-
Other	18	77	-		95
Total Assets	15,833	8,134	-		23,967

LIABILITIES AND STOCKHOLDERS’EQUITY
Current Liabilities:
Line of Credit	555	-		e	555
Bridge Bank Term Loan	-	-
Current portion of Notes Payable	109	1,188			1,297
Accounts payable	1,497	862			2,359
Accrued compensation and benefits	243	409			652
Other accrued Liabilities	641	21			662
Deferred Revenue	4,697	5,480			10,177
Total Current Liabilities	7,742	7,960			15,702

Long-term deferred revenue	170	91			261
Subordinated notes payable	4,375	427	-	f	4,802
Subordinated convertible notes payable	301	-			301
Deferred tax liability	-	321			321
Other long-term obligations	28	8			36
Total Liabilities	4,874	8,807	-		10,670
Stockholders’ Equity: Preferred Stock	-	-
Common Stock	337	35			372
Treasury Stock	(5,017)	-			(5,017)
Deferred Compensation	-	-			-
Additional paid-in-capital	273,361	13,937			287,298
Accumulated deficit	(265,362)	(14,871)			(280,233)
Accumulated other comprehensive gain /(loss)	(102)	226			124
Owner’s Equity	3,217	(673)	-	g	2,544
Total Liabilities and Stockholders’ Equity	15,833	8,134	2,204		23,967

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Condensed Statement of Operations
 (Amounts in thousands, except per share data)

	Asure Twelve Months Ended Dec-11	PeopleCube Twelve Months Ended Dec-11	Pro Forma Combined Adjustments	Pro Forma Combined Twelve Months Ended Dec-10

Revenues
Revenues	10,941	9,096	-	20,037
Total Revenues	10,941	9,096		20,037

Cost of Sales
Cost of sales	2,289	1,662	-	3,951
Total Cost of Sales	2,289	1,662	-	3,951

Gross Margin	8,652	7,434	-	16,086

Operating Expense
Selling, general and administrative expenses	6,203	8,224	-	14,427
Research and development	1,678	1,461		3,139
Amortization of intangibles	680	-	-	680
Total Operating Expenses	8,561	9,685	-	18,246

Income (Loss) from Operations	91	(2.251)	-	(2,160)

Other Income and (Expenses)
Interest income	10	-		10
Interest expense-amortization of OID and derivative	(604)	-		(604)
Foreign currency translation (loss) gain	74	-		74
Interest expenses and other	(148)	(277)	-	(425)
Total Other Income and (Expense)	(668)	(277)	-	(945)

Income (Loss) From Operations, Before Income Taxes	(577)	(2,528)	-	(3,105)
Benefit (provision) for income taxes	(72)	-		(72)
Net Income (Loss)	$(649)	(2,528)	-	(3,177)

Net income per common share:
Basic	$(0.21)			(0.36
Diluted	$(0.21)			(0.36

Weighted-average common shares outstanding:
Basic	3,085			3,087
Diluted	3,085			3,087

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Condensed Statement of Operations
 (Amounts in thousands, except per share data)

	Asure Six months ended 06/30/12	PeopleCube Six months ended 06/30/12	Pro Forma Combined Adjustments		Pro Forma Combined Six months ended 6/30/12
Revenues
Revenues	4,205	4,890			9,331
Total Revenues	4,205	4,890			9,331

Cost of Sales
Cost of sales	991	385	-	a	1,859
Total Cost of Sales	991	385	-		1,859

Gross Margin	3,214	4,505	(86)		7,472

Operating Expense
Selling, general and administrative expenses	2,334	4,372	-		5,601
Research and development	591	882			1,150
Amortization of Intangibles	292	-	105	a	554
Total Operating Expenses	3,217	5,254	105		7,305

(Loss) Income from Operations	(3)	(749)	(191)		167

Other Income and (Expenses)
Interest income	1				7
Foreign currency translation gain (loss)	(1)	-			47
(Loss) on disposal of assets	(26)
Interest expense-amortization of OID and derivative	(56)
Interest expenses and other	(118)	(74)	(45)	c	(90)
Total Other Income and (Expense)	(200)	(74)	(45)		(36)

(Loss) Income From Operations, Before Income Taxes	(203)	(823)	(236)		131
Benefits (provision) for income taxes	(120)	-			(30)
Net (Loss) Income	$(323)	(823)	(236)		$101

Net (Loss) income per common share:
Basic	$(0.06)				0.03
Diluted	$(0.06)				0.03

Weighted-average common shares outstanding:
Basic	4,982				3,085
Diluted	4,982				3,085

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

ASURE SOFTWARE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME FOR TWELVE MONTHS ENDED 12/31/10
AND NINE MONTHS ENDED 09/30/11
(Amounts in thousands, except per share data)

Notes to Pro Forma Balance Sheet: (a) Adjustment to AR reserves
(b) Adjustment to FA for NBV of Vehicle & Shed not purchased
(c) Estimated value of intangible assets acquired in acquisition
(d) Estimated value of goodwill acquired in acquisition
(e) Adjustment in estimated value of accounts payable
(f) Note payable to seller
(g) Reduction in Legiant equity account at acquisition

Notes to Pro Forma Income Statement:

(a)
Reflects adjustments to the historical intangible amortization expense resulting from the effects of the preliminary purchase price associated with the acquisition of Legiant.  The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in this pro forma condensed combined financial information.

(b)	Expenses excluded on transaction costs associated with the Acquisition that are no longer capitalized as part of the acquisition $61k for twelve months ended December 31, 2010.

(c)	Reflects Interest expense on acquisition related debt

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